As filed with the Securities and Exchange Commission on July 16, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Standard Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3465896 (I.R.S. Employer Identification No.)

One Centennial Avenue
P.O. Box 6820
Piscataway, New Jersey 08855-6820
(Address of Principal Executive Offices)

American Standard Companies Inc. 2002 Omnibus Incentive Plan
American Standard Companies Inc. Employee Stock Purchase Plan
(Full title of the Plans)

J. Paul McGrath, Esq.
Senior Vice President, General Counsel & Secretary
One Centennial Avenue
P.O. Box 6820
Piscataway, New Jersey 08855-6820
(732) 980-6000
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered	unit	price	registration fee

Common Stock, par value $ .01 per share	6,000,000 (1)	$69.95	$419,700,000 (2)	$38,613

(1)	Consists of shares of Common Stock to be offered pursuant to the American Standard Companies Inc. 2002 Omnibus Incentive Plan and the American Standard Companies Inc. Employee Stock Purchase Plan (the “Plans”). Such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions under the Plans is hereby also registered.

(2)	Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $69.95 per share, which was the average of the high and low prices of American Standard Companies Inc. common shares on July 15, 2002, as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

                  Incorporated by reference in this Registration Statement are the following documents filed by American Standard Companies Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

a.	The Company’s latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

b.	All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

c.	The description of the Company’s Common Stock, par value $ .01 per share (the “Common Stock”), contained in the Company’s Registration Statements on Form 8-A and Form S-2 (File No. 33-56042), each dated January 5, 1995, and any amendment or report filed for the purpose of updating such description.

d.	The description of the Company’s “Rights” attached to each share of Common Stock, contained in the Rights Agreement, dated as of January 5, 1995, between the Company and Citibank N.A. as Rights Agent; previously filed as Exhibit (4)(xxv) to the Company’s Form 10-K for the fiscal year ended December 31, 1994.

                  All documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

None.

Item 6.	Indemnification of Directors and Officers

                           The Delaware General Corporation Law (the “Delaware Law”) permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company’s Restated Certificate of Incorporation and Amended By-Laws so provide, eliminating or limiting the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and (iv) for any transaction from which the director derives improper personal benefit. Under Delaware law, directors and officers may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses. The Company’s Restated Certificate of Incorporation further provides that if Delaware Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by Delaware Law, as so amended.

                            The Company maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities law.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

                           An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on pages 9-11.

Item 9.	Undertakings

                           (a)    Rule 415 Offering. The undersigned Registrant hereby undertakes:

                           (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b)    Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c)    Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piscataway, New Jersey on the 12th day of July, 2002.

AMERICAN STANDARD COMPANIES INC.

By:	/s/ J. Paul McGrath J. Paul McGrath Senior Vice President, General Counsel and Secretary

         Each person whose signature appears below does hereby make, constitute and appoint Frederic M. Poses, J. Paul McGrath, G. Peter D’Aloia and Mary E. Gustafsson and each of them, with full power to act without the others, his true and lawful attorney-in-fact and agent, in his name, place and stead to execute on his behalf, as a director of American Standard Companies Inc. (the “Company”), the Registration Statement of the Company on Form S-8 (the “Registration Statement”) for the registration of shares of the Company’s common stock, par value $.01 (“Common Stock”), in connection with the American Standard Companies Inc. 2002 Omnibus Incentive Plan and the American Standard Companies Inc. Employee Stock Purchase Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Frederic M. Poses Frederic M. Poses	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2002

/s/ G. Peter D’Aloia G. Peter D’Aloia	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 12, 2002

/s/ Richard S. Paradise Richard S. Paradise	Vice President and Controller (Principal Accounting Officer)	July 12, 2002

/s/ Steven E. Anderson Steven E. Anderson	Director	July 12, 2002

/s/ Jared L. Cohen Jared L. Cohon	Director	July 12, 2002

/s/ Edward E. Hagenlocker Edward E. Hagenlocker	Director	July 12, 2002

/s/ James F. Hardymon James F. Hardymon	Director	July 12, 2002

/s/ Roger W. Parsons Roger W. Parsons	Director	July 12, 2002

/s/ J. Danforth Quayle J. Danforth Quayle	Director	July 12, 2002

Index to Exhibits

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of the Company; previously filed as Exhibit 3(i) in the Company’s Form 10-Q for the quarter ended September 30, 1998, and herein incorporated by reference.

3.2	Amended and Restated By-laws of the Company, previously filed as Exhibit (3)(ii) in the Company’s Form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

4.1	Form of Common Stock Certificate; previously filed as Exhibit 4(i) in Amendment No. 3 to Registration Statement No. 33-56409 of the Company, filed January 5, 1995, and herein incorporated by reference.

4.2	Indenture, dated as of November 1, l986, between American Standard Inc. (“American”) and Manufacturers Hanover Trust Company, Trustee, including the form of 9 1/4% Sinking Fund Debenture Due 2016 issued pursuant thereto on December 9, 1986, in the aggregate principal amount of $150,000,000; previously filed as Exhibit 4(iii) to American’s Form 10-K for the fiscal year ended December 31, 1986, and herein incorporated by reference.

4.3	Instrument of Resignation, Appointment and Acceptance, dated as of April 25, 1988 among American, Manufacturers Hanover Trust Company (the “Resigning Trustee”) and Wilmington Trust Company (the “Successor Trustee”) relating to resignation of the Resigning Trustee and appointment of the Successor Trustee under the Indenture referred to in Exhibit (4)(ii) above; previously filed as Exhibit (4)(ii) to Registration Statement No. 33-64450 of American, filed June 16, 1993, and herein incorporated by reference.

4.4	First Supplemental Indenture, dated as of February 1, 2000 among American, the Company, and Wilmington Trust Company, as Trustee, previously filed as Exhibit (4)(iv) in the Company’s Form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

4.5	Form of Senior Debt Indenture dated as of January 15, 1998 among American, the Company and the Bank of New York; filed as Exhibit (4)(i)

to Amendment No. 1 to Registration Statement No. 333-32627 filed September 19, 1997, and herein incorporated by reference.

4.6	Indenture dated as of January 15, 1998 among American, the Company and The Bank of New York, Trustee; previously filed as Exhibit 4.1 in the Company’s Form 10-Q for the quarter ended September 30, 1998, and herein incorporated by reference.

4.7	First Supplemental Indenture dated as of January 15, 1998 between American, the Company and The Bank of New York, relating to the Company’s 7.375% Senior Notes due 2008, guaranteed by the Company; previously filed as Exhibit (4)(xi) in the Company’s Form 10-K for the fiscal year ended December 31, 1997, and herein incorporated by reference.

4.8	Second Supplemental Indenture dated as of February 13, 1998 between American, the Company and The Bank of New York relating to American’s 7 1/8% Senior Notes due 2003 and 7 5/8% Senior Notes due 2010, guaranteed by the Company; previously filed as Exhibit (4)(xii) in the Company’s Form 10-K for the fiscal year ended December 31, 1997, and herein incorporated by reference.

4.9	Third Supplemental Indenture dated as of April 13, 1998 to the Indenture dated January 15, 1998 among American, the Company and The Bank of New York relating to the 7 3/8% Senior Notes due 2005; previously filed as Exhibit 4.2 in the Company’s Form 10-Q for the quarter ended September 30, 1998, and herein incorporated by reference.

4.10	Fourth Supplemental Indenture dated as of May 28, 1999 to the Indenture dated as of January 15, 1998 among American, the Company and The Bank of New York relating to the 8.25% Senior Notes due; previously filed as Exhibit (4)(x) in the Company’s form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

4.11	Fifth Supplemental Indenture dated as of May 28, 1999 to the Indenture dated as of May 28, 1999 among American, the Company and The Bank of New York relating to the 8.25% Senior Notes due 2009; previously filed as Exhibit (4)(xi) in the Company’s Form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

4.12	Sixth Supplemental Indenture dated as of May 28, 1999 to the Indenture dated as of May 28, 1999 among American, the Company and The Bank of New York relating to the 7.125% Senior Notes due 2006, previously filed as Exhibit (4)(xii) in the Company’s Form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

4.13	Rights Agreement, dated as of January 5, 1995, between the Company and Citibank N.A. as Rights Agent; previously filed as Exhibit (4)(xxv) to the Company’s Form 10-K for the fiscal year ended December 31, 1994, and herein incorporated by reference.

5	Opinion of Debevoise & Plimpton (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Debevoise & Plimpton (included in Exhibit 5)

24	Powers of Attorney (filed herewith — see pages 7-8 of the Registration Statement)